                                                                 EXHIBIT 10.1

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                            STOCK PURCHASE AGREEMENT


                                 BY AND BETWEEN


                            TRANSCEND TELECOM, INC.


                                      AND


                           TRANSCEND TELECOM, L.L.C.





                                AUGUST 13, 1997



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
                               TABLE OF CONTENTS

                                                                                                                      Page
1.       Authorization and Closings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1A.     Authorization of the Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1B.     Purchase and Sale of Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1C.     The Initial Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1D.     The Subsequent Closings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.       Conditions to the Initial Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2A.     Representations and Warranties; Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2B.     Adoption of Certificate of Incorporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2C.     Adoption of the Company's Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2D.     LLC Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2E.     Investor Unit Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2F.     Executive Unit Purchase Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2G.     Securityholders Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2H.     Registration Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2I.     Securities Law Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2J.     Compliance with Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2K.     Initial Closing Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2L.     Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2M.     Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

3.       Conditions to Each Subsequent Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3A.     Authorized by Approved Business Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3B.     Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3C.     No Breach or Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3D.     No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3E.     Compliance with Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3F.     Subsequent Closing Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3G.     Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3H.     Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

4.       Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4A.     Financial Statements and Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4B.     Inspection of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         4C.     Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         4D.     Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4E.     Compliance with Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4F.     Current Public Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4G.     Intellectual Property Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4H.     Public Disclosures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15





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
         4I.     Additional Restrictive Covenant Concerning Stock Issuances and Incurring Debt  . . . . . . . . . . .  15
         4J.     Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4K.     Affiliated Entity Business Combinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

5.       Transfer of Restricted Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5A.     General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5B.     Opinion Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5C.     Rule 144A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5D.     Legend Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

6.       Representations and Warranties of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6A.     Organization, Corporate Power and Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6B.     Capital Stock and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6C.     Authorization; No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6D.     Conduct of Business; Absence of Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6E.     No Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6F.     Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6G.     Governmental Consent, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6H.     Compliance with Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6I.     Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

7.       Board of Directors.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         7A.     Board Composition and Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         7B.     Director Expenses; Indemnity Insurance; Exculpation. . . . . . . . . . . . . . . . . . . . . . . . .  23
         7C.     Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

8.       Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8A.     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8B.     Knowledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

9.       Miscellaneous Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         9A.     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         9B.     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         9C.     LLC's Investment Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9D.     Consent to Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9E.     Put Cooperation Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         9F.     Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         9G.     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         9H.     Capital and Surplus; Special Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9I.     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9J.     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9K.     Descriptive Headings; Interpretation; No Strict Construction . . . . . . . . . . . . . . . . . . . .  34
         9L.     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         9M.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         9N.     Delivery by Facsimile. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36





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                            STOCK PURCHASE AGREEMENT


                 THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of August 13, 1997, by and between Transcend Telecom, Inc., a Delaware corporation (the "Company"), and Transcend Telecom, L.L.C., a Delaware limited liability company (the "LLC"). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in Section 8 below.

                 NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                 SECTION 1.       AUTHORIZATION AND CLOSINGS.

                 1A.      Authorization of the Preferred Stock.  The Company
shall authorize the issuance and sale to the LLC of 95,000 shares of the Company's 12% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), having the rights and preferences set forth in the Certificate of Incorporation attached hereto as Exhibit 1. The Preferred Stock is convertible into shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), as set forth in the Certificate of Incorporation.

                 1B.      Purchase and Sale of Preferred Stock.  At the Initial
Closing (as defined below), subject to the terms and conditions set forth herein, the Company shall sell to the LLC and the LLC shall purchase from the Company 95,000 shares of Preferred Stock at a price per share of $52.63, for an aggregate purchase price equal to $5,000,000 (the "Initial Contribution").

                 1C. The Initial Closing. The closing of the purchase and sale of Preferred Stock (the "Initial Closing") shall take place at the offices of Kirkland & Ellis in Chicago, Illinois, at 10:00 a.m. local time on the date hereof (the "Initial Closing Date"). At the Initial Closing, the Company shall deliver to the LLC stock certificates evidencing the Preferred Stock to be purchased at the Initial Closing, registered in the name of the LLC, upon the LLC's payment of the purchase price thereof by delivery to the Company of a check, or wire transfer of immediately available funds to an account designated by the Company, in an aggregate amount equal to the Initial Contribution.

                 1D.      The Subsequent Closings.  Each of the subsequent
closings hereunder (the "Subsequent Closings") shall, subject to the terms and conditions set forth below, occur at a time and place determined by the Company's chief executive officer and set forth in a written notice from such chief executive officer on behalf of the Company (the "Subsequent Closing Notice") sent to the LLC and to each Person holding an interest in the profits, losses, and distributions of the LLC (collectively, the "Unitholders") at least 30 days prior to the applicable Subsequent Closing. Such notice shall set forth the aggregate amount to be contributed to the capital of the Company by the LLC at such Subsequent Closing (the "Subsequent Contribution"); provided that the applicable Subsequent Contribution for any Subsequent Closing shall not, together with the Initial Contribution and the aggregate Subsequent Contributions at all prior Subsequent Closings, exceed the Maximum Commitment; and provided further that there shall exist no further obligations to make any

Subsequent Contributions under this paragraph after the dissolution of the LLC, other than any obligations relating to Subsequent Closings which have occurred prior to such dissolution. At each Subsequent Closing, subject to the terms and conditions hereof, the LLC shall deliver to the Company a check, or wire transfer of immediately available funds to an account designated by the Company, in an aggregate amount equal to the applicable Subsequent Contribution; provided that in the event the Exercising Holders (as defined in the LLC Agreement) have elected the remedy set forth in paragraph 5.1(b)(i)(C) of the LLC Agreement, the LLC shall have no obligation to pay to the Company the portion of any Subsequent Contribution constituting Related Contributions (as defined in the LLC Agreement). If at any time after the date hereof the LLC makes any contributions to the capital of the Company without the issuance of additional shares of the Company's stock and the amount of such capital contributions exceed the LLC's then-outstanding unpaid obligations (if any) to make the Initial Contribution and all Subsequent Contributions required to be made with respect to Subsequent Closings occurring prior to such time (the amount of any such excess, an "Excess Contribution"), then such Excess Contribution shall be credited dollar for dollar against the LLC's obligation to make Subsequent Contributions at Subsequent Closings occurring after the date of such Excess Contribution.

                 SECTION 2. CONDITIONS TO THE INITIAL CLOSING. The obligation of the LLC to purchase and pay for the Preferred Stock at the Initial Closing is subject to the satisfaction as of the Initial Closing of the following conditions:

                 2A.      Representations and Warranties; Covenants.  The
representations and warranties contained in Section 6 hereof shall be true and correct in all material respects at and as of the Initial Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Initial Closing.

                 2B.      Adoption of Certificate of Incorporation.  The
Company's certificate of incorporation shall have been amended and restated in form and substance as set forth in Exhibit 1 hereto (as so amended and restated, the "Certificate of Incorporation"), shall be in full force and effect under the laws of Delaware as of the Initial Closing, and shall not have been further amended or modified.

                 2C.      Adoption of the Company's Bylaws.  The Company's
bylaws shall have been duly authorized and adopted in form and substance as set forth in Exhibit 2 attached hereto (as so adopted, the "Bylaws"), shall be in full force and effect under the laws of Delaware as of the Initial Closing, and shall not have been further amended or modified.

                 2D.      LLC Agreement.  The Unitholders shall have entered
into a limited liability company agreement governing the affairs of the LLC, in form and substance as set forth in Exhibit 3 attached hereto (the "LLC Agreement"), and the LLC Agreement shall be in full force and effect as of the Initial Closing.

                 2E.      Investor Unit Purchase Agreement.  The LLC and the
Investor Members shall have entered into an investor unit purchase agreement in form and substance as set forth in Exhibit

4 attached hereto (the "Investor Purchase Agreement"), and the Investor Purchase Agreement shall be in full force and effect as of the Initial Closing.

                 2F.      Executive Unit Purchase Agreements.  The LLC and the
Company shall have entered into an executive unit purchase agreement, in form and substance substantially similar to that set forth in Exhibit 5 attached hereto (each an "Executive Purchase Agreement"), with each of Royce J. Holland ("Holland") and Thomas M. Lord ("Lord"), and such Executive Purchase Agreements shall be in full force and effect as of the Initial Closing.

                 2G.      Securityholders Agreement.  The LLC, the Company, and
each of the Unitholders shall have entered into a securityholders agreement in form and substance as set forth in Exhibit 7 attached hereto (the
"Securityholders Agreement"), and the Securityholders Agreement shall be in full force and effect as of the Initial Closing.

                 2H.      Registration Agreement.  The Company and each of the
Unitholders shall have entered into a registration agreement in form and substance as set forth in Exhibit 8 attached hereto (the "Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Initial Closing.

                 2I.      Securities Law Compliance.  The Company shall have
made all filings under all applicable federal and state securities laws necessary to consummate the issuance, in compliance with such laws, of the Preferred Stock to be issued at the Initial Closing pursuant to this Agreement.

                 2J.      Compliance with Applicable Laws.  The purchase of
Preferred Stock by the LLC hereunder at the Initial Closing shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject the LLC to any penalty, liability or, in the LLC's reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Preferred Stock by the LLC hereunder shall be permitted by the laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which the LLC is subject.

                 2K.      Initial Closing Documents.  The Company shall have
delivered to the LLC all of the following documents:

                          (i) an Officer's Certificate, dated the Initial Closing Date, stating that the conditions specified in paragraphs 1A-1C, 2A-2C, and 2H-2I, inclusive, have been fully satisfied;

                          (ii) certified copies of (a) the resolutions duly adopted by the Board authorizing the execution, delivery and performance of this Agreement, the Securityholders Agreement, the Registration Agreement and each of the other agreements contemplated hereby, the amendment and restatement of the Company's Certificate of Incorporation referred to in paragraph 2B, the adoption of the Company's Bylaws referred to in paragraph 2C, the issuance and sale of the Preferred Stock at the Initial Closing, the reservation for issuance upon conversion of the Preferred Stock the number of shares of Common Stock issuable upon conversion of all shares of Preferred Stock, and the consummation of all other transactions to occur as of the Initial Closing as contemplated by this Agreement, and (b) the resolutions duly adopted by the Company's sole stockholder authorizing the amendment and restatement of the Certificate of Incorporation referred to in paragraph 2B;

                          (iii) certified copies of the Certificate of Incorporation and the Bylaws, each as in effect at the Initial Closing;

                          (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions to occur as of the Initial Closing hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal); and

                          (v)     such other documents relating to the
         transactions contemplated by this Agreement as the LLC or its special counsel may reasonably request.

                 2L.      Proceedings.  All corporate and other proceedings
taken or required to be taken by the Company in connection with the transactions to occur at the Initial Closing shall be consummated at or prior to the Initial Closing and all documents incident thereto shall be satisfactory in form and substance to the LLC and its special counsel.

                 2M.      Waiver.  Any condition specified in this Section 2
may be waived if such waiver is consented to by the LLC; provided that no such waiver shall be effective against the LLC unless it is set forth in a writing executed by the LLC.

                 SECTION 3. CONDITIONS TO EACH SUBSEQUENT CLOSING. The obligation of the LLC to make the specified Subsequent Contribution to the capital of the Company at each Subsequent Closing is subject to the satisfaction as of such Subsequent Closing of the following conditions:

                 3A.      Authorized by Approved Business Plans.  The
applicable Subsequent Contribution for such Subsequent Closing shall be expressly contemplated and authorized under the terms of the Company's Approved Business Plans, and such Subsequent Contribution shall not exceed the aggregate capital requirements of the Company during the 6- month period (or such longer or shorter time period as agreed to by the LLC and the Company's chief executive officer) commencing on the date of such Subsequent Closing as set forth in the Company's Approved Business Plans (taking into account any prior Subsequent Contribution to the extent the time period for such prior Subsequent Contribution overlaps with the time period for the present Subsequent Contribution). For purposes of this Agreement, an "Approved Business Plan" means any business proposal submitted by the chief executive officer of the Company to the Board and to the LLC, setting forth proposed business activities of the Company in a specified metropolitan statistical area ("MSA") during the 5-year period commencing on the date of such business proposal (or, if longer, the period running from the date of such business proposal until the date estimated in such proposal as the "break even" point for the Company's operations in such MSA) (including the identification of key managers to be hired and the proposed compensation and terms for each such hire); projections of revenues, expenses, and income from such business activities; projections of the amounts, timing, and proposed terms for lease financing and other financing to be obtained by the Company to support such business activities during such period; the amounts and timing of periodic capital drawdowns that the chief executive officer deems necessary to support such business activities during such period; and a budget of proposed expenditures of such capital; provided, however, that no such business proposal shall constitute an Approved Business Plan unless and until it has been approved by the LLC. Notwithstanding the foregoing sentence, the parties acknowledge that:

                 (i) such a business proposal detailing the funds necessary to build out all or part of the Company's business in the first MSA other than the Dallas MSA (such other MSA, the "Second Market") shall not, even after receiving the required LLC approval, be considered an "Approved Business Plan" unless and until an individual has orally agreed (on terms of employment reasonably satisfactory to the Board's Executive Committee) to serve as the Company's president and chief operating officer (a "COO"), having primary responsibility for the operations of the Company and for performing such other executive duties as are ordinarily commensurate with such position (and subject to no noncompete or other contractual restrictions on performing such duties), which individual has been approved in advance for such position by the Board's Executive Committee;

                 (ii) such a business proposal detailing the funds necessary to build out all or part of the Company's business in any MSA other than the Dallas MSA or the Second Market (such MSA, an "Other MSA") shall not, even after receiving the required LLC approval, be considered an "Approved Business Plan" unless and until (x) the Company has actually hired a COO pursuant to the requirements and conditions set forth in clause (i) above and such COO has commenced service with the Company as a full-time employee and has executed an Executive Purchase Agreement and a counterpart to this Agreement, the LLC Agreement and the Securityholders Agreement, and (y) the Board's Executive Committee has approved the significant terms and conditions (including, without limitation, the amount of financing, rate of interest, duration of financing, conditions of financing, and covenants applicable to the Company) of an agreement pursuant to which the Company would obtain equipment financing for building out and conducting its business in such Other MSA; and

                 (iii) any Approved Business Plan for any particular MSA shall cease to be such and shall not be considered or deemed to be an Approved Business Plan for any purpose whatsoever (whether under this Agreement, the LLC Agreement, or otherwise) during such time as the revenues, expenses, available financing, capital expenditures, capital requirements, or other business operations of the Company in the MSA to which such plan relates reflect, in the good faith judgment of the LLC, a substantial deviation from such plan's estimates, plans, and projections of any of the foregoing (or from an Approved Budget's particularization of estimates, plans, and projections of any of the foregoing, to the extent based on such plan) (it being understood that the determination of the existence or nonexistence of a "substantial deviation" shall consider such plan's estimates, plans, and projections in the aggregate and shall not consider any one factor or measure in isolation to the extent a deviation in such factor or measure does not impact the plan as a whole).

                 3B.      Representations and Warranties.  The representations
and warranties contained in paragraphs 6A (Organization), 6B(ii) (Capital Stock), 6C (Authorization), 6F (Brokerage), 6G

(Governmental Consent), 6H (Compliance with Laws), and 6I (Disclosure) hereof shall be true and correct in all material respects at and as of such Subsequent Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

                 3C.      No Breach or Default.  Neither the Company nor any of
its Subsidiaries shall have breached or be in default of any of its material obligations to the LLC or the Unitholders pursuant to this Agreement or the Registration Agreement, and neither the Company nor any of its Subsidiaries shall be in material breach or default under any material agreement to which it is a party.

                 3D.      No Material Adverse Change.  In the good faith
judgment of the LLC, there shall not have occurred a material adverse change (other than a change specifically and expressly contemplated in one or more Approved Business Plans approved prior to the date of such Subsequent Closing) in the business, financial condition, operations, assets, or business prospects of the Company and its Subsidiaries taken as a whole.

                 3E.      Compliance with Applicable Laws.  The making of the
applicable Subsequent Contribution by the LLC hereunder at such Subsequent Closing shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject the LLC to any penalty, liability or, in the LLC's reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental rule or regulation, and the making of such Subsequent Contribution by the LLC hereunder shall be permitted by the laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which the LLC is subject.

                 3F.      Subsequent Closing Documents.  The Company shall have
delivered to the LLC all of the following documents:

                          (i) an Officer's Certificate, dated the date of the Subsequent Closing, stating that the conditions specified in paragraphs 3A through 3D, inclusive, have been fully satisfied; and

                          (ii)    such other documents relating to the
         transactions to occur at such Subsequent Closing as the LLC or its special counsel may reasonably request.

                 3G.      Proceedings.  All corporate and other proceedings
taken or required to be taken by the Company in connection with the transactions to occur at such Subsequent Closing shall be consummated at or prior to such Subsequent Closing and all documents incident thereto shall be satisfactory in form and substance to the LLC and its special counsel.

                 3H.      Waiver.  Any condition specified in this Section 3
may be waived if consented to by the LLC; provided that no such waiver shall be effective against the LLC unless it is set forth in a writing executed by the LLC.

                 SECTION 4.  COVENANTS.

                 4A.      Financial Statements and Other Information.  The
Company shall deliver (a) to each Management Member (so long as such Management Member holds any Management Equity and such Management Member does not "participate" (as such term is defined in the form executive purchase agreement attached hereto as Exhibit 5) in any business that is competitive with the Company or any Subsidiary), the information set forth in subparagraph 4A(iii) below, and (b) to the LLC (so long as it holds any Underlying Common Stock), to each Investor Member or its Affiliates (so long as such Investor Member or Affiliate holds any Investor Equity), and to any subsequent holder of at least 5% of the Investor Equity (the LLC, each Investor Member or Affiliate, and each other such holder, a "Qualified Holder") all the information described in this paragraph 4A:

                          (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year: (a) unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied (subject to the absence of footnote disclosures and to changes resulting from normal year-end adjustments for recurring accruals), and shall be certified by the Company's chief financial officer, and
         (b) a status report prepared by the Company's chief financial officer, indicating whether the Company has met its budgeted financial goals (including, without limitation, those specified in any Approved Business Plan and those delivered pursuant to subparagraph (v) below), discussing the reasons for any variation from such goals, and describing what actions the Company and its Subsidiaries have taken and propose to take in order to meet budgeted financial targets in the future;

                          (ii)    within 45 days after the end of each
         quarterly accounting period in each fiscal year, an Officer's Certificate stating that the Company is not in default under this Agreement or the Registration Agreement, and that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

                          (iii) within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing acceptable to the holders of a majority of the Underlying Common Stock, (b) a certificate from such accounting firm, addressed to the Board, stating that in the course of its examination nothing came to its attention that caused it to believe that there was any default specified in paragraph 4A(ii) in existence or that there was any other default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any such default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm's annual management letter to the Board;

                          (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);


                          (v) at least 30 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets and budgeted capital expenditures), which annual budget shall have been approved by the LLC (it being understood that if the statements, amounts, figures, estimates, plans, and projections set forth in such budget are substantially in accordance with that contemplated by the Company's Approved Business Plans then in effect, the LLC's consent shall not be unreasonably withheld) (as approved, an "Approved Budget"), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets (it being understood that any revisions of any Approved Budget must be approved by the LLC);

                          (vi) promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which the Company or any of its Subsidiaries is a party, any condition or event which is reasonably likely to result in any material liability under any federal, state or local statute or regulation relating to public health and safety, worker health and safety or pollution or protection of the environment or any other material adverse change, event or circumstance affecting the Company or any Subsidiary (including, without limitation, the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

                          (vii) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or (to its knowledge) any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses; and

                          (viii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Qualified Holder may reasonably request.

Each of the financial statements referred to in subparagraphs 4A(i) and (iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

Notwithstanding the foregoing, the provisions of this paragraph 4A shall cease to be effective so long as the Company (a) is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements and (b) promptly provides to each Qualified Holder all reports and other materials filed by the Company with the Securities and Exchange Commission pursuant to the periodic reporting requirements of the Securities Exchange Act; provided that so long as any Preferred Stock remains outstanding, the Company shall continue to deliver to each Qualified Holder the information specified in subparagraphs 4A(ii), 4A(iii)(b), 4A(v), 4A(vi), and 4A(viii).

Except as otherwise required by law or judicial order or decree or requested by any governmental agency or authority, or as specified in the immediately following proviso, each Person entitled to receive information regarding the Company and its Subsidiaries under paragraph 4A or 4B shall not disclose any such information to any third party (other than such Person's advisors or representatives); provided that such a Person may disclose such information (i) in connection with the sale or transfer of any Class A Units, Preferred Stock, or Underlying Common Stock if such Person's transferee agrees in writing to be bound by the provisions hereof, (ii) if such Person is a partnership, limited liability company or corporation, to such Person's partners, members and shareholders, as the case may be, in the ordinary course of its business, or
(iii) if such information is available to the public other than by reason of such Person's breach of this provision.

For purposes of this Agreement and the Registration Agreement, all holdings of Class A Units, Preferred Stock and Underlying Common Stock by Persons who are Affiliates shall be aggregated for purposes of meeting any threshold tests under this Agreement or the Registration Agreement.

                 4B.      Inspection of Property.  To the extent not otherwise
prohibited by law or regulation, the Company shall permit any representatives designated by any Qualified Holder, upon reasonable notice and during normal business hours and at such other times as any such Qualified Holder may reasonably request to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement (or photocopy thereof) by any Qualified Holder or representative thereof to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons notwithstanding the fact that such Qualified Holder is not a party hereto.

                 4C.      Restrictions.  Prior to the consummation of a Public
Offering, the Company shall not, without the prior written consent of the LLC (which consent may be authorized by the LLC's Executive Committee (as defined in the LLC Agreement)):

                          (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities other than the Preferred Stock pursuant to the terms of the Certificate of Incorporation;

                          (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other equity securities (including, without limitation, any warrants, options and other rights to acquire such capital stock or other equity securities), except for (A) repurchases of options to acquire the Company's capital stock or of capital stock issued upon the exercise of such options, pursuant to the terms of any Permitted Stock Option Plan (as defined below), (B) repurchases of the Company's securities pursuant to the terms of the Executive Purchase Agreements, or (C) repurchases of the Company's securities pursuant to the terms of paragraph 9E hereof;

                          (iii) except for (x) issuances of Preferred Stock at the Initial Closing as contemplated under this Agreement or of Common Stock upon conversion of such Preferred Stock, or (y) issuances of options to acquire Common Stock pursuant to the terms of the Permitted Stock Option Plan (as defined below) or of Common Stock upon the exercise of such options, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exercisable or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features), other than as may be expressly specified in any Approved Business Plan or Approved Budget, or (b) any capital stock or other equity securities (or any securities convertible into or exercisable or exchangeable for any capital stock or other equity securities);

                          (iv) make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a Wholly-Owned Subsidiary established under the laws of a jurisdiction of the United States or any of its territorial possessions), except for (a) reasonable advances to employees or customers in the ordinary course of business, (b) acquisitions permitted under subparagraph (viii) below, and (c) Investments having a stated maturity no greater than one year from the date the Company makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $500 million or (3) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc.;

                          (v) merge or consolidate with any Person or, except as permitted under subparagraph (viii) below, permit any Subsidiary to merge or consolidate with any Person (other than a merger between Wholly-Owned Subsidiaries);

                          (vi) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 10% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions, or sell or permanently dispose of any of its or any Subsidiary's material Intellectual Property Rights;

                          (vii)   liquidate, dissolve or effect a
         recapitalization or reorganization, or permit any Subsidiary to liquidate, dissolve or effect a recapitalization or reorganization, in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

                          (viii) acquire, or permit any Subsidiary to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture (in each case, other than as may be expressly specified in any Approved Business Plan or Approved Budget);

                          (ix) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the provision of telecommunications services or such other business activities as may be identified in any Approved Business Plan;

                          (x) become subject to, or permit any of its Subsidiaries to become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict (a) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or another Subsidiary or (b) the Company's performance of its obligations under the provisions of this Agreement, the Securityholders Agreement, the Registration Agreement, the Certificate of Incorporation or the Bylaws (including, without limitation, provisions relating to the declaration and payment of dividends on, and the conversion of, any Preferred Stock);

                          (xi) except as expressly contemplated by this Agreement, make any amendment to the Certificate of Incorporation or the Bylaws, or file any resolution of the Board with the Delaware Secretary of State;

                          (xii) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, benefit plan, commitment or arrangement with any of its or any Subsidiary's executive officers, directors or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for customary and reasonable employment arrangements and except as otherwise expressly contemplated by this Agreement;

                          (xiii) establish or acquire any Subsidiaries other than Wholly-Owned Subsidiaries organized within the United States and its territorial possessions;

                          (xiv) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness on a consolidated basis in an aggregate outstanding principal amount in excess of $500,000 at any time (other than Indebtedness expressly specified in any Approved Business Plan or Approved Budget);

                          (xv) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Liens other than Permitted Liens;

                          (xvi) make any capital expenditures or permit any Subsidiary to make any capital expenditures (including, without limitation, payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) exceeding $100,000 in the aggregate on a consolidated basis during any 12-month period (other than capital expenditures expressly specified in any Approved Business Plan or Approved Budget);

                          (xvii) enter into, or permit any Subsidiary to enter into, any leases or other rental agreements (excluding capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) under which the amount of the aggregate lease payments for all such agreements exceeds $100,000 on a consolidated basis for any 12-month period, provided that the Company and its Subsidiaries shall be allowed to enter into any leasing arrangements (including, but not limited to, leasing telecommunications networks) that are expressly specified in any Approved Business Plan or Approved Budget;

                          (xviii) change its fiscal year or permit any Subsidiary to change its fiscal year;

                          (xix) change the authorized size or composition of the Board, the board of directors of any Subsidiary, or the Board's Executive Committee from that set forth in paragraph 7 hereof;

                          (xx) adopt any stock option plan or employee stock ownership plan or issue any shares of Common Stock to its or its Subsidiaries' employees other than (a) pursuant to an option plan, the terms of which shall be approved by a majority of the Board and by the LLC, under which employees of the Company and its Subsidiaries may be granted options to acquire up to 5% of the Company's Common Stock, determined immediately after giving effect to the transactions contemplated hereby on a fully diluted and as-if-converted basis (the "Permitted Stock Option Plan") or (b) the issuance of options in certain circumstances upon a Public Offering pursuant to the terms of any Executive Purchase Agreement;

                          (xxi) issue or sell any shares of the capital stock or other equity securities (including, without limitation, any warrants, options, and other rights to acquire such capital stock or other equity securities) of any Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary;

                          (xxii) terminate the employment of, hire, or enter into, amend or modify any employment agreement or arrangement with, any executive employee of the Company or any of its Subsidiaries who would serve as, or would report directly to, the Company's chief executive officer;

                          (xxiii) grant, or permit any of its Subsidiaries to grant, any registration rights (including, without limitation, any demand or piggyback registration rights) with respect to any of its capital stock, other than pursuant to the Registration Agreement as in effect on the Initial Closing Date;

                          (xxiv) amend, waive, or otherwise modify any Approved Business Plan;

                          (xxv) use the proceeds from the sale of the Preferred Stock hereunder other than for working capital and budgeted general corporate purposes reflected in any Approved Business Plan or Approved Budget, or for such other purposes as are contemplated by any Approved Business Plan or Approved Budget;

                          (xxvi) select, retain, or amend, terminate, or modify any retention arrangement with any underwriter, manager, or financial advisor to advise the Company and its Subsidiaries with respect to any proposed Sale of the Company or to underwrite, or advise the Company with respect to, a Public Offering or any acquisitions or financing transactions;

                          (xxvii) change any of the accounting principles or practices utilized by the Company or its Subsidiaries, or select, retain, or amend, terminate, or modify any retention arrangement with any accounting firm engaged to audit the Company's or its Subsidiaries' financial statements; or

                          (xxviii)  agree or commit to any of the foregoing.

                 4D.      Affirmative Covenants.  So long as any Preferred
Stock remains outstanding, the Company shall, and shall cause each Subsidiary (if any) to, unless it has received the prior written consent of the LLC:

                          (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence;

                          (ii) at all times take all actions and cause to be done all things necessary to obtain, maintain, preserve, and renew all material licenses, authorizations, orders, permits, and other governmental approvals necessary to the conduct of its businesses as presently proposed to be conducted and as hereafter conducted;

                          (iii) maintain and keep its material properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all material respects at all times;

                          (iv) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

                          (v) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

                          (vi) comply in all material respects with all applicable laws, rules and regulations of the FCC and all other governmental authorities to which any of the Company and its Subsidiaries are subject;

                          (vii) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for well-insured corporations of similar size engaged in similar lines of business; and

                          (viii) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

                 4E.      Compliance with Agreements.  The Company shall
perform and observe all of its obligations to each holder of Preferred Stock and to each holder of Underlying Common Stock set forth in the Certificate of Incorporation, the Bylaws, and the Registration Agreement.

                 4F.      Current Public Information.  At all times after the
Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

                 4G.      Intellectual Property Rights.  The Company shall, and
shall cause each Subsidiary to, possess and maintain all material Intellectual Property Rights necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property Rights. Neither the Company nor any Subsidiary shall take any action, or fail to take any action, which would result in the invalidity, abandonment, misuse or unenforceability of such Intellectual Property Rights or which would infringe upon or misappropriate any rights of other Persons.

                 4H.      Public Disclosures.  The Company shall not, nor shall
it permit any Subsidiary to, disclose the LLC's or any holder of Investor Equity's name or identity as an investor in the Company or the LLC in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Person, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to such Person describing in reasonable detail the proposed content of such disclosure and shall permit such Person to review and comment upon the form and substance of such disclosure.

                 4I.      Additional Restrictive Covenant Concerning Stock
Issuances and Incurring Debt. At any time prior to the dissolution or liquidation of the LLC, the Company shall not, without the prior consent of Holland (i) create, incur or assume Indebtedness for borrowed money, except for equipment financing and for other Indebtedness expressly specified in any Approved Business Plan or Approved Budget, or (ii) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any capital stock or other equity securities (or any securities convertible into or exercisable or exchangeable for any capital stock or other equity securities), except for (w) issuances of Preferred Stock at the Initial Closing as contemplated under this Agreement or of Common Stock upon conversion of such Preferred Stock, (x) issuances of options to acquire Common Stock pursuant to the terms of the Permitted Stock Option Plan (as defined above) or of Common Stock upon the exercise of such options, (y) issuances of the Company's securities in connection with the acquisition of another company or business as contemplated under Section 4C(viii) above, or (z) issuances pursuant to a Public Offering; provided that such consent shall not be required in either of the following circumstances:

                          (i) if the aggregate amount of the Initial Contribution and all Subsequent Contributions made on or prior to the date of such proposed Issuance is not less than the Maximum Commitment; or

                          (ii) if, in the good faith judgment of the LLC, there has occurred a material adverse change (other than a change specifically and expressly contemplated in one or more Approved Business Plans) in the business, financial condition, operations, assets, or business prospects of the Company and its Subsidiaries taken as a whole.

The rights of Holland under this paragraph 4I shall terminate and thereafter cease to apply if at any time Holland (together with members of his Family Group (as defined in his Executive Purchase Agreement)) ceases to hold at least 90% of the Management Equity initially issued to Holland (and the members of his Family Group (as defined in his Executive Purchase Agreement)) under his Executive Purchase Agreement.

                 4J.      Preemptive Rights.

                 (i) Except for issuances (w) of Preferred Stock at the Initial Closing as contemplated under this Agreement or of Common Stock upon conversion of such Preferred Stock, (x) of options to acquire Common Stock pursuant to the terms of the Permitted Stock Option Plan (as defined above) or of Common Stock upon the exercise of such options, (y) in connection with the acquisition of another company or business as contemplated under Section 4C(viii) above, or (z) pursuant to a Public Offering, if the Company authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to each Unitholder (or after the dissolution of the LLC, each holder of Underlying Common Stock) a portion of such stock or securities equal to the quotient obtained by dividing (1) the number of Class A Units and Class B Units (or after the dissolution of the LLC, the number of shares of Underlying Common Stock) held by such holder, by (2) the total number of Class A Units and Class B Units (or after the dissolution of the LLC, the total number of shares of Underlying Common Stock). Each such holder shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons; provided that if all Persons entitled to purchase or receive such stock or securities are required to also purchase other securities of the Company, the holders exercising their rights pursuant to this paragraph shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase. The purchase price for all stock and securities offered to such holders hereunder shall be payable in cash.

                 (ii) In order to exercise its purchase rights hereunder, a Unitholder (or holder of Underlying Common Stock, as applicable) must within 30 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment, deliver a written notice to the Company describing such holder's election hereunder. If all of the securities offered to the Unitholders (or holders of Underlying Common Stock, as applicable) are not fully subscribed, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their rights within 5 business days after receipt of such reoffer.

                 (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the Unitholders (or holders of Underlying Common Stock, as applicable) have not elected to purchase during the 180 days following such expiration at a price not less and on other terms and conditions no more favorable to the purchasers thereof than that offered to such holders. Any stock or securities offered or sold by the Company after such 180-day period must be reoffered to the Unitholders (or holders of Underlying Common Stock, as applicable) pursuant to the terms of this paragraph.

                 (iv) The rights of the Unitholders (or holders of Underlying Common Stock, as applicable) under this paragraph 4J shall terminate upon the consummation of the first to occur of (x) a Public Offering and (y) a Sale of the Company.

                 4K.      Affiliated Entity Business Combinations.  Any
transaction in which the Company or any Subsidiary would acquire any interest in, or have any interest in it acquired by, or enter into any joint venture with, any entity that is an Affiliate of any Investor Member (including by way of merger, business combination, sale of stock, sale of assets, or otherwise) shall require, in addition to normal approval of the Board, the approval of a majority of the Investor Directors (excluding, for purposes of such vote, all Investor Directors designated by the Investor Member(s) (or Affiliates thereof) of which such entity is an Affiliate).

                 SECTION 5.       TRANSFER OF RESTRICTED SECURITIES.

                 5A.      General Provisions.      Restricted Securities are
transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available, and (iii) subject to the various conditions and prohibitions set forth in this Agreement (including, without limitation, paragraph 5B below) and in the other agreements contemplated hereby (including, without limitation, the Securityholders Agreement and the Executive Purchase Agreements), any other legally available means of transfer.

                 5B.      Opinion Delivery.        In connection with the
transfer of any Restricted Securities (other than a transfer described in paragraph 5A(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 9C below.
If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this
Section 5 and paragraph 9C.

                 5C.      Rule 144A.  Upon the request of the LLC or any holder
of Investor Equity, the Company shall promptly supply to such Person or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

                 5D.      Legend Removal.  If any Restricted Securities become
eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in paragraph 9C from the certificates for such Restricted Securities.

                 SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to the LLC to enter into this Agreement and purchase the Preferred Stock hereunder, the Company hereby represents and warrants that:

                 6A.      Organization, Corporate Power and Licenses.  The
Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company possesses all requisite corporate power and authority and, except as set forth in the "Licenses Schedule" attached hereto, all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.
The copies of the Company's charter documents and Bylaws which have been furnished to the LLC's special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

                 6B.      Capital Stock and Related Matters.

                 (i) As of the Initial Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 95,000 shares of Preferred Stock, all of which shares shall be issued and outstanding, and
(b) 100,001 shares of Common Stock, of which 1 share shall be issued and outstanding, 95,000 shares shall be reserved for issuance upon conversion of the Preferred Stock and 5,000 shares shall be reserved for issuance upon exercise of options issued pursuant to the Permitted Stock Option Plan. Except as set forth on the attached "Capitalization Schedule," as of the Initial Closing, the Company shall not have outstanding any stock or securities, nor any options, warrants or other rights to acquire capital stock or securities of the Company. As of the Initial Closing, all of the outstanding shares of the Company's capital stock listed on the Capitalization Schedule shall be validly issued, fully paid and nonassessable.

                 (ii) There are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of first refusal with respect to the issuance of the Preferred Stock hereunder or the issuance of the Common Stock upon conversion of any of the Preferred Stock. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Preferred Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for this Agreement and the Securityholders Agreement.

                 6C.      Authorization; No Breach.  The execution, delivery
and performance of this Agreement, the Registration Agreement, the Securityholders Agreement, the Executive Purchase Agreements, and all other agreements contemplated hereby to which the Company is a party, the filing of the Company's amended and restated Certificate of Incorporation referred to in paragraph 2B above, and the adoption of the Company's Bylaws referred to in paragraph 2C above have been duly authorized by the Company. This Agreement, the Registration Agreement, the Securityholders Agreement, the Executive Purchase Agreements, the Certificate of Incorporation, and all other agreements contemplated hereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the Registration Agreement, the Securityholders Agreement, the Executive Purchase Agreements and all other agreements contemplated hereby to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, the offering, sale and issuance of the Preferred Stock hereunder, the issuance of the options under the Permitted Stock Option Plan, the issuance of the Common Stock upon conversion of the Preferred Stock and upon exercise of the options issued pursuant to the Permitted Stock Option Plan, the filing of the amended and restated Certificate of Incorporation and the adoption of the Bylaws referred to above and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the charter or Bylaws of the Company, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject.

                 6D.      Conduct of Business; Absence of Liabilities.  Prior
to the Initial Closing, except as set forth on the attached "Liabilities Schedule," and except for the Company's obligations to pay expenses under
Section 9A hereof, the Company has not conducted any business, activities or operations nor incurred any expenses, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company and whether due or to become due and regardless of when asserted).

                 6E.      No Subsidiaries.  The Company does not own or hold,
and has never owned or held, any shares of stock or any other securities or interests in or any rights to acquire any shares of stock or any other security or interest in any other Person.

                 6F.      Brokerage.  There are no claims for brokerage
commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company. The Company shall pay, and hold the LLC and its Unitholders harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

                 6G.      Governmental Consent, etc.  Except as set forth on
the attached "Consents Schedule," no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby.

                 6H.      Compliance with Laws.  Neither the Company nor any
Subsidiary has violated any law or any governmental regulation or requirement in any material respect.

                 6I.      Disclosure.  Neither this Agreement nor any of the
exhibits, schedules, attachments, written statements, documents, certificates or other written items supplied to the LLC or any holder of Investor Equity by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to the LLC and the holders of Investor Equity in writing and of which any of its officers, directors or executive employees is aware and which would reasonably be expected to have a material adverse effect upon the expected business, financial condition, operations, assets, or business prospects of the Company and its Subsidiaries taken as a whole.

                 SECTION 7.       BOARD OF DIRECTORS.

                 7A.      Board Composition and Vacancies.  From and after the
Initial Closing and until the provisions of this paragraph 7 cease to be effective, each holder of Underlying Common Stock shall vote all shares of Underlying Common Stock owned by such holder or over which such holder has voting control and shall take all other necessary or desirable actions within such holder's control (whether in such holder's capacity as a stockholder, director, member of a Board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special Board and stockholder meetings), so that:

                 (i) The authorized number of directors on the Board shall be established and remain at thirteen directors.

                 (ii)     The following individuals shall be elected to the
         Board:

                          (a) two representatives designated by the holders of a majority of the MDCP Equity held by MDCP and its Affiliates so long as MDCP and its Affiliates hold at least 30% of the MDCP Equity, and thereafter one representative designated by the holders of a majority of the MDCP Equity held by MDCP and its Affiliates so long as MDCP and its Affiliates hold at least 15% of the MDCP Equity (such representatives, the "MDCP Directors");

                          (b) two representatives designated by the holders of a majority of the MSCP Equity held by MSCP and its Affiliates so long as MSCP and its Affiliates hold at least 30% of the MSCP Equity, and thereafter one representative designated by the holders of a majority of the MSCP Equity held by MSCP and its Affiliates so long as MSCP and its Affiliates hold at least 15% of the MSCP Equity (such representatives, the "MSCP Directors");

                          (c) two representatives designated by the holders of a majority of the Frontenac Equity held by Frontenac and its Affiliates so long as Frontenac and its Affiliates hold at least 66 2/3% of the Frontenac Equity, and thereafter one representative designated by the holders of a majority of the Frontenac Equity held by Frontenac and its Affiliates so long as Frontenac and its Affiliates hold at least 33 1/3% of the Frontenac Equity (such representatives, the "Frontenac Directors");

                          (d) one representative designated by the holders of a majority of the BV Equity held by BV and its Affiliates so long as BV and its Affiliates hold at least 50% of the BV Equity (such representative, the "BV Director");

                          (e) the chief executive officer of the Company (the "CEO Director");

                          (f) three members of the Company's management in addition to the chief executive officer (the "Management Directors") designated by the holders of a majority of the Management Equity; and

                          (g) two representatives (the "Outside Directors") designated by the holders of a majority of the Investor Equity held by the Investor Members and their respective Affiliates, and reasonably acceptable to the holders of a majority of the Management Equity; provided that neither representative shall be a member of the Company's management or an employee or officer of the Company or any of its Subsidiaries.

         The MDCP Directors, the MSCP Directors, the Frontenac Directors and the BV Director are referred to herein collectively as the "Investor Directors."

                 (iii) The composition of the board of directors of each of the Company's Subsidiaries (a "Sub Board") shall be the same as that of the Board.

                 (iv) The Board shall create and maintain an executive committee (the "Executive Committee") consisting of the following four members: (a) the CEO Director, (b) one MDCP Director designated by the holders of a majority of the MDCP Equity held by MDCP and its

         Affiliates so long as such holders are entitled to designate at least one MDCP Director under subparagraph (ii) above, (c) one MSCP Director designated by the holders of a majority of the MSCP Equity held by MSCP and its Affiliates so long as such holders are entitled to designate at least one MSCP Director under subparagraph (ii) above, and (d) one Frontenac Director designated by the holders of a majority of the Frontenac Equity held by Frontenac and its Affiliates so long as such holders are entitled to designate at least one Frontenac Director under subparagraph (ii) above. The Executive Committee shall exercise such powers as are specifically granted to it under the terms of this Agreement and such powers of the Board as shall be delegated to it from time to time by the Board. The Executive Committee may take any action or exercise any power granted to it only with the affirmative vote of any two of the MDCP Director, the MSCP Director, and the Frontenac Director then serving thereon.

                 (v) Committees of the Board or a Sub Board (other than the Executive Committee) shall be created only upon the approval of a majority of the members of the Board or the applicable Sub Board that includes a majority of the Investor Directors serving on such Board or Sub Board, and the composition of each such committee (if any) shall be proportionately equivalent to that of the Board to the extent practicable.

                 (vi) Any director will be removed from the Board or a Sub Board, with or without cause, at the written request of the holder or holders entitled to designate such person to be a director and under no other circumstances; provided that if the CEO Director ceases to serve as the Company's chief executive officer, he shall be removed as a member of the Board and each Sub Board promptly after his employment ceases (it being understood that, at the election of the holders of a majority of the Investor Equity held by the Investor Members and their respective Affiliates, an Outside Director shall be removed from the Board and such person formerly serving as the Company's chief executive officer shall be designated to serve in such vacant Outside Director position); and provided further that if any Management Director ceases to be an employee of the Company and its Subsidiaries, he shall be removed as a member of the Board and each Sub Board promptly after his employment ceases.

                 (vii) In the event that any CEO Director ceases to serve as the Company's chief executive officer during his term of office (regardless of whether such individual ceases to serve as a member of the Board or whether such individual is designated to serve as an Outside Director), the resulting vacancy on the Board or the Sub Board shall be filled by the person hired to replace such departing director as the chief executive officer of the Company. In the event any director (other than the CEO Director) ceases to serve as a member of the Board or a Sub Board during his or her term of office, the resulting vacancy on the Board or the Sub Board shall be filled by a representative (or in the case of a vacant Management Directorship, a member of the Company's management) designated by the holder or holders entitled to designate the departing director.

                 (viii) If any party eligible to designate a representative to fill a directorship pursuant to the terms of this paragraph 7 fails to so designate, the individual previously holding such directorship shall be elected to such position, or if such individual has been removed as a director or fails or declines to serve, the vacancy shall be filled with an individual designated by holders of a majority of the Investor Equity held by the Investor Members and their respective Affiliates; provided that all holders of Underlying Common Stock shall vote to remove such individual if the party which failed to designate such directorship so directs.

                 (ix) If any of MDCP, MSCP, Frontenac, or BV become ineligible, by virtue of the terms of subparagraphs 7A(ii)(a), (b),
         (c), and (d), respectively (including by operation of subparagraph 7A(x)), to designate a representative to fill a directorship pursuant to such subparagraph (including the concomitant right to designate such director to serve on the Executive Committee under subparagraph 7(a)(iv)), all rights and entitlements hereunder to designate persons to fill such directorship shall thereafter be exercised by the holders of a majority of the Investor Equity held by the Investor Members and their respective Affiliates.

                 (x) In accordance with paragraph 9B(ii) hereof, if upon any Capital Call Notice (as defined in the LLC Agreement), any holder or Class A Units or Class B Units refuses or otherwise fails to make the capital contributions required by such Capital Call Notice under the LLC Agreement with respect to the Class A Units and Class B Units held by such Unitholder, and in accordance with Section 5.1(b) of the LLC Agreement, if a Unitholder becomes a Dissenting Holder (as defined in the LLC Agreement), then in each case all securities held by such Unitholder shall, for purposes of this paragraph 7A, cease to constitute any of BV Equity, MDCP Equity, MSCP Equity, Frontenac Equity, Investor Equity, or Management Equity.

                 7B.      Director Expenses; Indemnity Insurance; Exculpation.
The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board, any Sub Board and any committee thereof. So long as any director designated under this Agreement serves on the Board and for five years thereafter, the Company shall maintain directors and officers indemnity insurance coverage satisfactory to the Board at the time such insurance is first obtained and not thereafter reduced in amount or coverage, and the Company's certificate of incorporation and bylaws shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

                 7C.      Termination.  The rights and requirements under
paragraph 7A shall terminate at the closing of a Sale of the Company.

                 SECTION 8.       DEFINITIONS.

                 8A.      Definitions.  For the purposes of this Agreement, the
following terms have the meanings set forth below:

                 "Affiliate" of any particular Person means (i) any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise, and (ii) if such Person is a partnership, any partner thereof (provided that for purposes of paragraph 7A hereof, the term "Affiliate" shall not include any limited partner of such particular Person that is a partnership).

                 "Base Rate" means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the "prime rate" at large U.S. money center banks.

                 "Board"  means the board of directors of the Company.

                 "BV" means, collectively, Battery Ventures IV, L.P., a Delaware limited partnership, and Battery Investment Partners IV, LLC.

                 "BV Equity" means (i) the Class A Units initially issued to BV pursuant to the Investor Purchase Agreement (but not including any Class D Units issued by the LLC in exchange for such Class A Units), (ii) upon and after the dissolution or liquidation of the LLC, the Underlying Common Stock distributed in respect of the Class A Units referred to in clause (i) above pursuant to such dissolution or liquidation, and (iii) any securities issued directly or indirectly with respect to the foregoing securities by way of a stock split, stock dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization (but not including any Class D Units issued by the LLC in exchange for any of the foregoing securities). As to any particular securities constituting BV Equity, such securities shall cease to be BV Equity when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the LLC (including in exchange for Class D Units of the LLC), the Company or any Subsidiary.

                 "Class A Units" has the meaning ascribed to such term in the LLC Agreement.

                 "Class B Units" has the meaning ascribed to such term in the LLC Agreement.

                 "Class C Units" has the meaning ascribed to such term in the LLC Agreement.

                 "Class D Units" has the meaning ascribed to such term in the LLC Agreement.

                 "Executive Purchase Agreement" shall include (i) any executive unit purchase agreement substantially similar to that set forth in Exhibit 5 attached hereto entered into on or after the date hereof by and among the LLC, the Company and any of Holland, Lord or the Company's COO (or members of their respective Family Groups (as defined in the Executive Purchase Agreements)), and (ii) any executive unit purchase agreement substantially similar to that set forth in Exhibit 6 attached hereto entered into on or after the date hereof by and among the LLC, the Company and a member of the Company's management (other than Holland, Lord, or the Company's COO), or members of such managers' respective Family Groups (as defined in the Executive Purchase Agreements).

                 "Frontenac" means Frontenac VII, L.P., a Delaware limited partnership.

                 "Frontenac Equity" means (i) the Class A Units initially issued to Frontenac pursuant to the Investor Purchase Agreement (but not including any Class D Units issued by the LLC in exchange for such Class A Units), (ii) upon and after the dissolution or liquidation of the LLC, the Underlying Common Stock distributed in respect of the Class A Units referred to in clause (i) above pursuant to such dissolution or liquidation, and (iii) any securities issued directly or indirectly with respect to the foregoing securities by way of a stock split, stock dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization (but not including any Class D Units issued by the LLC in exchange for any of the foregoing securities). As to any particular securities constituting Frontenac Equity, such securities shall cease to be Frontenac Equity when they have been
(a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the LLC (including in exchange for Class D Units of the LLC), the Company or any Subsidiary.

                 "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due),
(iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                 "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof,
(vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),

(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

                 "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

                 "Investor Equity" means (i) the Class A Units issued pursuant to the Investor Purchase Agreement (but not including any Class D Units issued by the LLC in exchange for such Class A Units), (ii) upon and after the dissolution or liquidation of the LLC, the Underlying Common Stock distributed in respect of the Class A Units referred to in clause (i) above pursuant to such dissolution or liquidation, and (iii) any securities issued directly or indirectly with respect to the foregoing securities by way of a stock split, stock dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization (but not including any Class D Units issued by the LLC in exchange for any of the foregoing securities). As to any particular securities constituting Investor Equity, such securities shall cease to be Investor Equity when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or
(c) repurchased by the LLC (including in exchange for Class D Units of the LLC), the Company or any Subsidiary.

                 "Investor Members" means BV, Frontenac, MDCP, and MSCP.

                 "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

                 "IRS" means the United States Internal Revenue Service.

                 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any of its Subsidiaries or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

                 "Liquidation Value" has the meaning ascribed to such term in the Certificate of Incorporation.

                 "Management Equity" means (i) the Class B Units issued pursuant to all Executive Purchase Agreements (but not including any Class C Units or Class D Units issued by the LLC in exchange for such Class B Units), (ii) upon and after the dissolution or liquidation of the LLC, the Underlying Common Stock distributed in respect of the Class B Units referred to in clause (i) above pursuant to such dissolution or liquidation, and (iii) any securities issued directly or indirectly with respect to the foregoing securities by way of a stock split, stock dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization (but not including any Class C Units or Class D Units issued in exchange for any of the foregoing securities). As to any particular securities constituting Management Equity, such securities shall cease to be Management Equity when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the LLC (including in exchange for Class C Units or Class D Units of the LLC), the Company or any Subsidiary.

                 "Management Members" means Holland, Lord, and any other Person that enters into an Executive Purchase Agreement on or after the date hereof.

                 "Maximum Commitment" shall initially mean the sum of (x) $95,000,000 plus (y) the product of $5,000,000 times a fraction, the numerator of which is equal to the aggregate Class B Units outstanding as of the date hereof, and the denominator of which is the aggregate Class B Units authorized under the LLC Agreement on the date hereof. In the event any Class B Units are issued pursuant to the terms of the LLC Agreement and an Executive Purchase Agreement (other than a reissuance of Class B Units previously repurchased by the Company), the Maximum Commitment then in effect shall be increased by an amount equal to the product of $5,000,000 times a fraction, the numerator of which is the number of Class B Units so issued, and the denominator of which is the aggregate number of Class B Units authorized under the LLC Agreement on the date hereof (as such number is equitably adjusted to reflect any combinations or divisions of Class B Units after the date hereof). In the event any Class A Units or Class B Units are repurchased by the LLC (including in exchange for Class C Units or Class D Units of the LLC) pursuant to the provisions of the LLC Agreement, the Securityholders Agreement, any Executive Purchase Agreement or otherwise, the Maximum Commitment then in effect shall be reduced by an amount equal to the product of (x) the Remaining Commitment as of the date of such repurchase, times (y) a fraction, the numerator of which is equal to the number of Units so repurchased, and the denominator of which is equal to the total number of Class A Units and Class B Units authorized under the LLC Agreement on the date hereof (as such number is equitably adjusted for any combinations or divisions of Units occurring after the date hereof). If any such repurchased Class A Units or Class B Units are subsequently reissued to a Unitholder of the LLC, the Maximum Commitment shall at the time of such reissuance be increased by an amount equal to the product of (x) the Remaining Commitment as of the date of such reissuance, times (y) a fraction, the numerator of which is equal to the number of Units so reissued (which number shall in no event be greater than the total number of Units so repurchased), and the denominator of which is equal to the total number of Class A Units and Class B Units authorized under the LLC Agreement on the date hereof (as such number is equitably adjusted for any combinations or divisions of Units occurring after the date hereof). In the event the Exercising Holders (as defined in the LLC Agreement) elect the remedy set forth in paragraph 5.1(b)(i)(C) of the LLC Agreement, the Maximum Commitment then in effect shall be reduced by an amount equal to that portion of the Remaining Commitment as of the date of such election that would constitute Related Contributions (as defined in the LLC Agreement) if and when called by the Company as Subsequent Contributions.

                 "MDCP" means Madison Dearborn Capital Partners II, L.P., a Delaware limited partnership.

                 "MDCP Equity" means (i) the Class A Units initially issued to MDCP pursuant to the Investor Purchase Agreement (but not including any Class D Units issued by the LLC in exchange for such Class A Units), (ii) upon and after the dissolution or liquidation of the LLC, the Underlying Common Stock distributed in respect of the Class A Units referred to in clause (i) above pursuant to such dissolution or liquidation, and (iii) any securities issued directly or indirectly with respect to the foregoing securities by way of a stock split, stock dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization (but not including any Class D Units issued by the LLC in exchange for any of the foregoing securities). As to any particular securities constituting MDCP Equity, such securities shall cease to be MDCP Equity when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the LLC (including in exchange for Class D Units of the LLC), the Company or any Subsidiary.

                 "MSCP" means, collectively, Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P., and MSCP III 892 Investors, L.P.

                 "MSCP Equity" means (i) the Class A Units initially issued to MSCP pursuant to the Investor Purchase Agreement (but not including any Class D Units issued by the LLC in exchange for such Class A Units), (ii) upon and after the dissolution or liquidation of the LLC, the Underlying Common Stock distributed in respect of the Class A Units referred to in clause (i) above pursuant to such dissolution or liquidation, and (iii) any securities issued directly or indirectly with respect to the foregoing securities by way of a stock split, stock dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization (but not including any Class D Units issued by the LLC in exchange for any of the foregoing securities). As to any particular securities constituting MSCP Equity, such securities shall cease to be MSCP Equity when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the LLC (including in exchange for Class D Units of the LLC), the Company or any Subsidiary.

                 "Officer's Certificate" means a certificate signed by the Company's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

                 "Permitted Lien" means:

                          (i) tax liens with respect to taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with generally accepted accounting principles, consistently applied;

                          (ii) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

                          (iii) purchase money security interests in any property acquired by the Company or any Subsidiary to the extent permitted by this Agreement;

                          (iv) interests or title of a lessor under any lease permitted by this Agreement;

                          (v) mechanics', materialmen's or contractors' liens or encumbrances or any similar lien or restriction for amounts not yet due and payable;

                          (vi) easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of the business of the Company and its Subsidiaries or detracting from the value of the assets of the Company and its Subsidiaries; and

                          (vii) security interests in the assets of the Company and its Subsidiaries granted to the Company's and its Subsidiaries' lenders to secure Indebtedness permitted under subparagraph 4C(xiv) above.

                 "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                 "Public Offering" means any underwritten sale of the company's common stock pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or a successor form adopted by the Securities and Exchange Commission); provided that the following shall not be considered a Public Offering: (i) any issuance of common stock as consideration or financing for a merger or acquisition, and (ii) any issuance of common stock or rights to acquire common stock to employees of the Company or its Subsidiaries as part of an incentive or compensation plan.

                 "Remaining Commitment" means, on any particular date, the difference of the Maximum Commitment then in effect minus the sum of the Initial Contribution and the aggregate Subsequent Contributions at all Subsequent Closings occurring on or prior to such date.

                 "Restricted Securities" means (i) the Preferred Stock issued hereunder, (ii) the Common Stock issued upon conversion of the Preferred Stock, and (iii) any securities issued with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 9C have been delivered by the Company in accordance with paragraph 5B. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 9C.

                 "Sale of the Company" means either (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or (ii) a transaction or series of transactions (including by way of merger, consolidation, or sale of stock) the result of which is that the holders of the Company's outstanding voting stock immediately prior to such transaction are after giving effect to such transaction no longer, in the aggregate, the "beneficial owners" (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Company.

                 "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                 "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

                 "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

                 "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director, manager or general partner of such limited liability company, partnership, association or other business entity. For purposes of this Agreement, if the context does not otherwise indicate to which Person the term "Subsidiary" is used in respect of, the term "Subsidiary" shall refer to any Subsidiary of the Company.

                 "Underlying Common Stock" means (i) the Common Stock issued or issuable upon conversion of any Preferred Stock issued pursuant to this Agreement and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above, including by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds any Preferred Stock issued pursuant to this Agreement shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of such Preferred Stock, such Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Underlying Common Stock hereunder. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any Subsidiary of the Company.

                 "Units" has the meaning ascribed to such term in the LLC Agreement.

                 "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

                 8B.      Knowledge.  As used in Section 6, the terms
"knowledge" or "aware" in respect of the Company shall mean and include (i) the actual knowledge or awareness of Holland, Lord, or the Company's COO (and any Person hired to serve as a replacement for any of the foregoing), and (ii) with respect to the Persons identified in clause (i) above, the knowledge or awareness which a prudent business person would have obtained in the conduct of his business after making reasonable inquiry and reasonable diligence with respect to the particular matter in question.

                 SECTION 9.       MISCELLANEOUS PROVISIONS.

                 9A.      Expenses.   The Company shall pay, and hold the LLC
and each of its Unitholders harmless against liability for the payment of, the out-of-pocket expenses of the LLC and its Unitholders (including the reasonable fees and expenses of Kirkland & Ellis, Swidler & Berlin, and any other special counsel (an "Other Counsel") retained by an Investor Member; provided that the fees and expenses of such Other Counsels shall not exceed $10,000 for any one Other Counsel nor $20,000 in the aggregate for all such Other Counsels) arising in connection with the performance of due diligence investigations concerning the Company and its operations and management, the negotiation and execution of this Agreement, and the consummation of the transactions to occur at the Initial Closing as contemplated hereby. In addition, The Company shall pay, and hold the LLC and each of the holders of Investor Equity harmless against liability for the payment of, the out-of-pocket expenses of the LLC and the holders of Investor Equity (including the reasonable fees and expenses of Kirkland & Ellis) arising in connection with
(i) any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, any of the agreements contemplated hereby or the Certificate of Incorporation, (ii) the enforcement of the rights granted under this Agreement, any of the agreements contemplated hereby and the Certificate of Incorporation, (iii) any filing with any governmental agency with respect to the LLC's investment in the Company or any holder of Investor Equity's investment in the LLC, or any other filing with any governmental agency with respect to the Company or the LLC which mentions any holder of Investor Equity, and (iv) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Preferred Stock or any shares of Common Stock issuable upon conversion of any Preferred Stock.

                 9B.      Remedies.

                 (i) Each holder of Preferred Stock and Underlying Common Stock shall have all rights and remedies set forth in this Agreement and the Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law or at equity. Any Person having any rights under any provision of this Agreement shall be entitled to enforce (upon demonstration of irreparable harm) such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                 (ii) If upon any Capital Call Notice (as defined in the LLC Agreement), any holder of Class A Units or Class B Units refuses or otherwise fails to make the capital contributions required by such Capital Call Notice under the LLC Agreement with respect to the Class A Units and Class B Units held by such Unitholder, such holder shall forfeit and thereafter cease to possess all rights hereunder to designate any representatives to the Board or to any Board committee (including, without limitation, the Executive Committee) and all voting rights pursuant to Section 9G granted to the holders entitled to designate certain directors.

                 (iii) If any holder of Class A Units becomes a Dissenting Holder (as defined in the LLC Agreement) in accordance with Section 5.1(b) of the LLC Agreement, such holder shall forfeit and thereafter cease to possess all rights hereunder to designate any representatives to the Board or to any Board committee (including, without limitation, the Executive Committee) and all voting rights pursuant to Section 9G granted to the holders entitled to designate certain directors.

                 9C.      LLC's Investment Representations.  The LLC hereby
represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent the LLC or any subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 5 hereof. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

         "The securities represented by this certificate were originally issued on August 13, 1997, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Stock Purchase Agreement dated as of August 15, 1997, as amended and modified from time to time, between the issuer (the "Company") and the initial holder of these securities. The Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

                 9D.      Consent to Amendments.  Except as otherwise expressly
provided herein, the provisions of this Agreement may be amended, modified, or waived, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the LLC (along with evidence that such consent has been authorized by the LLC's board of managers in accordance with the LLC Agreement). Upon and after the dissolution of the LLC, the provisions of this Agreement may be amended, modified, or waived, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders (acting in their capacity as shareholders of the Company) entitled to designate a majority of the Investor Directors hereunder and the holders (acting in their capacity as shareholders of the Company) entitled to designate two of the Management Directors (counting, for purposes of such determination, the CEO Director as a Management Director); provided that if any such amendment, modification or waiver would adversely affect any holder of Investor Equity or Management Equity (including for purposes of this proviso holders forfeiting their voting rights under Section 9B(ii) or (iii)) relative to the holders of Investor Equity and Management Equity voting in favor of such amendment, modification, or waiver, such amendment, modification or waiver shall also require the written consent of the holders of a majority of the Investor Equity or Management Equity (as the case may be) held by all holders so adversely affected. No course of dealing between the Company and the LLC or any other holder of Investor Equity or Management Equity or any delay by such holder in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of such holder.

                 9E.      Put Cooperation Agreement.  The Company hereby
accepts, acknowledges, and agrees that in the event the LLC is obligated, pursuant to the Unitholder put right provisions set forth in the Securityholders Agreement, to repurchase Units from any Unitholder or Unitholders, the Company will (at the request and direction of the LLC) take any and all actions necessary and within its power under the law and the Certificate of Incorporation (including, without limitation, assuming or refinancing debt, obtaining waivers or consents from its lenders, declaring and paying dividends to the LLC, repurchasing or redeeming Preferred Stock or Underlying Common Stock held by such putting Unitholder or Unitholders or by the LLC, or causing a Public Offering, recapitalization, or Sale of the Company to occur) to enable the LLC to satisfy its repurchase obligations thereunder.

                 9F.      Survival of Representations and Warranties.  All
representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the LLC or on its or any Investor Member's behalf.

                 9G.      Successors and Assigns.

                 (i) Except as otherwise expressly provided herein (including, without limitation, in paragraph 7A hereof), all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                 (ii) Notwithstanding the foregoing clause (i), the Company, the LLC, the Unitholders, and each subsequent holder of Preferred Stock or Underlying Common Stock hereby accept, acknowledge, and agree that upon and after the dissolution or liquidation of the LLC:

                          (a) all rights of the LLC to rely upon the representations and warranties set forth in paragraph 6 hereof shall thereafter inure to the benefit of and be enforceable by all holders of Underlying Common Stock, and thus the provisions of paragraph 6 hereof shall thereafter operate and be construed as if the words "holder of Underlying Common Stock" were substituted for the word "LLC" in each such instance;

                          (b)     all rights and powers expressly and
         specifically granted to the LLC in paragraph 9D (Consent to Amendments) hereof shall thereafter operate as provided therein;

                          (c) all rights and powers (other than those referred to in subparagraphs (a) and (b) above) expressly and specifically granted to the LLC hereunder (including, without limitation, the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments, or other decisions) shall thereafter inure to the benefit of and be exercisable and enforceable by the holders entitled to designate a majority of the Investor Directors to the Board, and thus this Agreement shall thereafter operate and be construed as if the words "holders entitled to designate a majority of the Investor Directors to the Board" were substituted for the word "LLC" in each such instance; and

                          (d) all contractual obligations and duties of the LLC hereunder as a holder of the Company's securities shall bind and be enforceable against each holder of Underlying Common Stock (and their respective successors, assigns, and transferees), it being understood that nothing in this paragraph (d) shall be construed to cause any Unitholder to assume any liabilities of the LLC in contravention of the limited liability provisions set forth in the LLC Agreement.

                 9H.      Capital and Surplus; Special Reserves.  The Company
agrees that the capital of the Company (as such term is used in Section 154 of the General Corporation Law of Delaware) in respect of the Preferred Stock issued pursuant to this Agreement shall be equal to the aggregate par value of such shares and that it shall not increase the capital of the Company with respect to any shares of the Company's capital stock at any time on or after the date of this Agreement. The

Company also agrees that it shall not create any special reserves under Section 171 of the General Corporation Law of Delaware without the prior written consent of the LLC.

                 9I.      Severability.  Whenever possible, each provision of
this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                 9J.      Counterparts.  This Agreement may be executed
simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                 9K.      Descriptive Headings; Interpretation; No Strict
Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. The use of the words "or," "either" or "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intent of the parties hereto with respect hereto.

                 9L.      GOVERNING LAW.  ALL ISSUES AND QUESTIONS CONCERNING
THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT (AND ALL SCHEDULES AND EXHIBITS HERETO), EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

                 9M.      Notices.  All notices, demands or other
communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when
(a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the following Persons at the following addresses:

                 To the LLC:

                 c/oMadison Dearborn Capital Partners
                 Three First National Plaza, Suite 3800
                 Chicago, Illinois 60670
                 Attention: James N. Perry, Jr.
                 Telephone:       (312) 732-5416
                 Telecopy:        (312) 732-4098

                 with copies (which shall not constitute notice) to each Unitholder and to:

                 Kirkland & Ellis
                 200 East Randolph Drive
                 Chicago, Illinois 60601
                 Attention:       Mark B. Tresnowski, Esq.
                 Telephone:       (312) 861-2385
                 Telecopy:        (312) 861-2200

                 and a copy (which shall not constitute notice) to:

                 Swidler & Berlin
                 3000 K Street, N.W., Suite 300
                 Washington, D.C. 20007
                 Attention:       John Klusaritz, Esq.
                 Telephone:       (202) 424-7586
                 Telecopy:        (202) 424-7643

                 To any Unitholder: at the address set forth in the LLC's records.

                 To any Other Holder of Preferred Stock or Underlying Common
                 Stock:

                 at the address set forth in the Company's records.

                 To the Company:

                 15190 Prestonwood Boulevard
                 Suite 421
                 Dallas, Texas 75248
                 Attention:       Royce J. Holland
                 Telephone:       (972) 385-3176
                 Telecopy:        (972) 385-3176

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                 9N.      Delivery by Facsimile.  This Agreement, the
agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.


                       *       *       *       *       *

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     TRANSCEND TELECOM, INC.


                                     By: /s/ ROYCE J. HOLLAND
                                        -------------------------------------
                                     Its: Chief Executive Officer
                                         ------------------------------------

                                     TRANSCEND TELECOM, L.L.C.

                                     BY:  (EACH OF THE FOLLOWING SIGNING BOTH
                                          INDIVIDUALLY AND IN THEIR CAPACITIES
                                          AS UNITHOLDERS BINDING THE LLC)

                                          /s/ DANA CROWNE
                                          -----------------------------------
                                          Dana Crowne

                                          /s/ ROYCE J. HOLLAND
                                          -----------------------------------
                                          Royce J. Holland

                                          ROYCE J. HOLLAND FAMILY LIMITED
                                          PARTNERSHIP

                                          By: /s/ ROYCE J. HOLLAND
                                             --------------------------------
                                              Royce J. Holland,
                                              its general partner

                                          /s/ THOMAS M. LORD
                                          -----------------------------------
                                          Thomas M. Lord (for himself and on
                                          behalf of Brian T. Lord and Colin
                                          J. Lord)

                                          /S/ VICTORIA M. LORD
                                          -----------------------------------
                                          Victoria M. Lord

                                          /s/ BRIAN T. LORD
                                          -----------------------------------
                                          Brian T. Lord

                                          /s/ COLIN J. LORD
                                          -----------------------------------
                                          Colin J. Lord

                                          /s/ ANTHONY J. PARELLA
                                          -----------------------------------
                                          Anthony J. Parella

                                          BATTERY VENTURES IV, L.P.

                                          By Battery Partners IV, L.P.,
                                          its general partner

                                          By  /s/ RICHARD D. FRISBIE
                                            ----------------------------------
                                          Its Managing Partner
                                             ---------------------------------

                                          BATTERY INVESTMENT PARTNERS IV, LLC

                                          By /s/ RICHARD D. FRISBIE
                                            ----------------------------------
                                          Its Manager
                                             ---------------------------------


                                          FRONTENAC VII, L.P.

                                          By Frontenac Company, its
                                          general partner

                                          By /s/ JAMES E. CRAWFORD, III
                                            ----------------------------------
                                          Its General Partner
                                             ---------------------------------


                                          MADISON DEARBORN CAPITAL
                                          PARTNERS II, L.P.

                                          By Madison Dearborn Partners II,
                                          L.P., its general partner
                                          By Madison Dearborn Partners, Inc.,
                                          its general partner

                                          By /s/ JAMES N. PERRY, JR.
                                            ----------------------------------
                                          Its Vice President
                                             ---------------------------------

                                          MORGAN STANLEY CAPITAL PARTNERS III,
                                          L.P.

                                          By MSCP III, L.P., its general partner
                                          By Morgan Stanley Capital Partners
                                          III, Inc., its general partner

                                          By /s/ FRANK V. SICA
                                            ----------------------------------
                                          Its  Vice Chairman
                                             ---------------------------------

                                          By /s/ ROBERT H. NIEHAUS
                                            ----------------------------------
                                          Its  Vice Chairman
                                             ---------------------------------

                                          MSCP III 892 INVESTORS, L.P.

                                          By MSCP III, L.P., its general partner
                                          By Morgan Stanley Capital Partners
                                          III, Inc., its general partner

                                          By /s/ FRANK V. SICA
                                            ----------------------------------
                                          Its  Vice Chairman
                                             ---------------------------------

                                          By /s/ ROBERT H. NIEHAUS
                                            ----------------------------------
                                          Its  Vice Chairman
                                             ---------------------------------

                                          MORGAN STANLEY CAPITAL INVESTORS, L.P.

                                          By MSCP III, L.P., its general partner
                                          By Morgan Stanley Capital Partners
                                          III, Inc., its general partner

                                          By /s/ FRANK V. SICA
                                            ----------------------------------
                                          Its  Vice Chairman
                                             ---------------------------------

                                          By /s/ ROBERT H. NIEHAUS
                                            ----------------------------------
                                          Its  Vice Chairman
                                             ---------------------------------